Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Elys Game Technology, Corp.

130 Adelaide Street, West, Suite 701

Toronto, Ontario, Canada M5H 2K4

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-256815) and Form S-8 (File No. 333-252259, File No. 333-232531 and File No. 333-252259) of Elys Game Technology, Corp. of our report dated April 15, 2022, relating to the consolidated financial statements of Elys Game Technology, Corp. which appears in this Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

BDO AG

/s/ Christoph Tschumi	/s/ Eva Waldmeier
Christoph Tschumi	i.V. Eva Waldmeier

Zurich, Switzerland, April 15, 2022